                                                                   EXHIBIT 10.22

                     FOURTH AMENDMENT TO SUBLEASE AGREEMENT

         This FOURTH AMENDMENT TO SUBLEASE AGREEMENT (this "AMENDMENT") is made as of the 15th day of November, 2002 by and between MEDIA ONE OF DELAWARE, INC., d/b/a AT&T Broadband, a Delaware corporation with an address of 183 Inverness Drive, Suite 1005, Englewood, Colorado 80112, Attention: Corporate Services ("SUBLANDLORD") and SEGUE SOFTWARE, INC., a Delaware corporation with an address of 201 Spring Street, Lexington, Massachusetts ("SUBTENANT").

                                    RECITALS

         A. Edward H. Linde, Trustee of 191 Spring Street Trust, under Declaration of Trust dated May 6, 1985 recorded with the Middlesex South District Registry of Deeds in Book 16197, Page 583, as amended by Trustee's Certificate dated as of April 15, 1994 recorded with said Registry of Deeds in Book 24475, Page 408, but not individually ("LANDLORD") and Sublandlord entered into that certain lease dated May 19, 1997 (as it may have been amended, the "MASTER LEASE") for space (the "MASTER PREMISES") in the building located at and commonly known as 201 Spring Street, Lexington, Massachusetts (the "BUILDING"), as more particularly described in the Master Lease

         B. Sublandlord and Subtenant entered into a certain Sublease Agreement dated as of March 31, 1998, as amended by that certain First Amendment to Sublease, effective July 15, 1998, as further amended by that certain Second Amendment to Sublease Agreement, dated June 27, 2000, and as further amended by that certain Third Amendment to Sublease Agreement, dated February 28, 2001 (as amended, the "ORIGINAL SUBLEASE") for approximately 73,300 square feet of space (the "SUBLEASED PREMISES") on the lower level, the first (1st) floor and the second (2nd) floor of the Building, as more particularly described in the Original Sublease.

         C. Sublandlord and Subtenant desire to enter into this Amendment to amend the Original Sublease as follows: (i) to reduce the Subleased Premises by the entire rentable area on the second floor of the Building, consisting of 32,907 rentable square feet (the "REDUCTION PREMISES"), (ii) to provide for a Security Deposit under the Sublease in the form of a $700,000 Letter of Credit (as defined in the Sublease), (iii) to delete section 33 of the Original Sublease, and (iv) such other terms and conditions of the Original Sublease as more particularly set forth below.

         D. In addition to this Amendment, the parties intend that Sublandlord shall enter into an amendment (the "AB INITIO AMENDMENT") to the sublease between Sublandlord and Ab Initio Software Corporation ("AB INITIO"), and Subtenant and Ab Initio shall enter into an agreement with Ab Initio regarding the delivery to and occupancy of the Reduction Premises by Ab Initio (the "SEGUE/AB INITIO AGREEMENT"). This Amendment, the Ab Initio Amendment and the

Segue/Ab Initio Agreement are hereinafter collectively referred to as the "REDUCTION PREMISES DOCUMENTS").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Sublandlord and Subtenant hereby agree as follows:

1. RECITALS; CAPITALIZED TERMS. All of the foregoing recitals are true and correct. Any capitalized term not otherwise modified or defined herein shall have the meaning ascribed to such term in the Original Sublease. The Original Sublease, as amended by this Amendment, is hereinafter referred to as the "SUBLEASE."

2. REDUCTION PREMISES. Subtenant shall vacate and deliver to Sublandlord, in broom clean condition, the Reduction Premises as of the date (the "REDUCTION DATE") that Sublandlord provides Subtenant and Ab Initio with a copy of Landlord's consent to the Reduction Premises Documents, subject to the requirement to relocate the server room and the UPS room contained in the Reduction Premises pursuant to the terms and conditions of the Segue/Ab Initio Agreement. From and after the day immediately following the Reduction Date, Subtenant shall have no further obligations with respect to the Reduction Premises. From the day immediately following the Reduction Date, the Subleased Premises shall thereafter consist solely of the remaining portions of the original Subleased Premises located on the 1st floor and garden level of the Building as shown on EXHIBIT A, consisting of 40,393 rentable square feet.

3. AMENDMENT OF TERMS. Commencing on the Reduction Date, the following terms, whenever used in the Sublease, shall have the following meanings:

         3.1 SUBLEASED PREMISES: The space consisting of the entire rentable area of the 1st floor and a portion of the garden level of the Building, all as shown on EXHIBIT A.

         3.2   MONTHLY RENT:   TIME PERIOD                   MONTHLY RENT

                               Reduction Date - 6/30/03      $ 125,708.33
                               7/1/03 - 6/30/05              $ 131,338.33
                               7/1/05 - 10/31/07             $ 131,816.67

         3.3 RENTABLE AREA OF THE SUBLEASED PREMISES: 40,393 rentable square feet.

         3.4   SUBTENANT'S SHARE: 37.999%

         3.5   PARKING SPACES: 141

4. OPERATING EXPENSES. As of the Reduction Date, the following language is hereby inserted after the third sentence of Section 5(c):

               In addition to the foregoing, Subtenant shall pay to Sublandlord, monthly, in advance, 1/12th of an annual amount equal to: (a) for the calendar year 2003, the amount by which the product of 32,907 and the budgeted 2003 Operating Expenses per rentable square foot (including the real estate taxes for the fiscal year ending June 30, 2003 and electricity for calendar year 2003) exceeds $297,150.21, and (b) for each subsequent calendar year of the term, the amount by which the product of 32,907 and the actual calendar year 2003 Operating Expenses per rentable square foot (the Operating Expense Base of Ab Initio for calendar year 2003 pursuant to the Ab Initio Amendment (the "AB INITIO OPERATING EXPENSE BASE")) exceeds $297,150.21. If during any calendar year, the Operating Expenses per rentable square foot for such calendar year are less than the Ab Initio Operating Expense Base (or, for calendar year 2003, the budgeted 2003 Operating Expenses) then Sublandlord shall reimburse Subtenant an amount equal to the product of 32,907 and the difference between the Ab Initio Operating Expense Base per rentable square foot and the greater of (i) the actual Operating Expenses for the respective calendar year per square foot (or, for calendar year 2003, the budgeted 2003 Operating Expenses), and (ii) $9.03 per rentable square foot. Sublandlord shall settle annually with Subtenant pursuant to subparagraph (d) below. Sublandlord and Subtenant acknowledge and agree that the foregoing payment of Operating Expenses with respect to the Reduction Premises is in addition to Subtenant's other payments of Operating Expenses otherwise due under the Sublease, and in no event shall Subtenant be required to pay any amount of Operating Expenses with respect to the Reduction Premises that equal or exceed the Operating Expenses for calendar year 2003.

5. ELECTRICITY. Sublandlord and Subtenant acknowledge that, notwithstanding the provisions of Section 5(e), Sublandlord has not submetered the Subleased Premises to determine Subtenant's usage of electricity and amount of the Electricity Charges, as defined in the Sublease. Prior to the date of this Amendment, Sublandlord has included the cost of providing electricity to the Premises in the Operating Expenses under the Sublease, and Subtenant has paid for Subtenant's Share of escalations in electricity costs over the Operating Expenses Base. Sublandlord and Subtenant agree that this procedure for reimbursing Sublandlord for the costs of electricity shall continue for the remainder of the Term, and Section 5(e) is hereby amended to delete the requirement that Sublandlord install submeters in the Building.

6. SECURITY DEPOSIT. On the date that the Reduction Premises Documents have been executed by all three parties, Subtenant shall deliver to Sublandlord, and Sublandlord shall accept, a Letter of Credit (as defined in the Sublease), in an amount equal to Seven Hundred Thousand Dollars ($700,000.00). The Letter of Credit shall constitute an "Initial Letter of Credit" under Section 5(f) of the Sublease, and shall be held by Sublandlord subject to all of the terms and conditions of the Sublease, including, without limitation, the annual reduction of the Letter of Credit and the obligation of Sublandlord to return the Letter of Credit when Subtenant's Current Assets equal or exceed $20,000,000, as provided in
         Section 5(f)(1) of the Sublease, provided however, that for purposes of the annual reductions of $350,000, the amount of the Letter of Credit shall be deemed to be $1,100,000, and no reductions shall occur to the Initial Letter of Credit unless and until the annual reductions have reduced the amount of $1,100,000 to an amount below $700,000. Notwithstanding anything to the contrary contained in this Amendment or any other agreement between the parties, Sublandlord and Subtenant hereby agree that the provisions of this Section 6 shall be effective and enforceable upon execution of this Amendment by both parties without requirement for any third party approval or consent.

7. REIMBURSEMENT OF 3E ALLOWANCE. On the date that the Sublandlord is in receipt of the Letter of Credit, Sublandlord shall deliver to Subtenant a sum of money equal to One Hundred Forty Five Thousand Dollars ($145,000.00), constituting the payment of the 3E Allowance pursuant to
         Section 5 of the Second Amendment to Sublease Agreement. Notwithstanding anything to the contrary contained in this Amendment or any other agreement between the parties, Sublandlord and Subtenant hereby agree that the provisions of this Section 7 shall be effective and enforceable upon execution of this Amendment by both parties without requirement for any third party approval or consent.

8. SUBTENANT'S RIGHT TO CAUSE A TERMINATION OF THE MASTER LEASE. Section 33 of the Sublease, entitled "Subtenant's Right to Cause a Termination of the Master Lease," is hereby deleted in its entirety and of no further force or effect.

9. NOTICES TO AB INITIO. Subtenant acknowledges and agrees that Sublandlord may deliver to Ab Initio copies of any notices of an Event of Default delivered or received by Sublandlord to or from Subtenant pursuant to the terms of the Sublease.

10. RATIFICATION. Except as expressly modified by this Amendment, the Sublease shall remain in full force and effect and, as modified by this Amendment, is expressly ratified and confirmed by the parties hereto.

11. BINDING AGREEMENT; NO WAIVER. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Subleased Premises, and this document shall become effective and binding only upon the execution and delivery of this Amendment by both Sublandlord and Subtenant.

12. BROKERAGE INDEMNITY. Sublandlord and Subtenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder and that no broker is entitled to any compensation or charges in connection with this Amendment or the transaction contemplated hereby other than McCall & Almy, Inc. (the "BROKER"). Subtenant shall pay any compensation or charge due to the Broker. Subtenant covenants and agrees to defend, with counsel approved by Sublandlord, indemnify and save Sublandlord harmless from and against any and all cost, expense or liability for any compensation, commission or charges claimed by any broker, agent or finder (other than the Broker) who dealt with Subtenant. Similarly, Sublandlord covenants and agrees to defend, with counsel approved by Subtenant, indemnify and save Subtenant harmless from and against any and all cost, expense or liability for any compensation, commission or charges claimed by any broker, agent or finder who dealt with Sublandlord. The representations and warranties contained in this Section 10 shall survive any termination of the Sublease.

13. GOVERNING LAW; INTERPRETATION AND PARTIAL INVALIDITY. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and are not to be considered in construing this Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.

14. COUNTERPARTS AND AUTHORITY. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Sublandlord and Subtenant each warrant and represent to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date and year first written above.

                             SUBLANDLORD

                             MEDIAONE OF DELAWARE, INC., d/b/a AT&T Broadband, a Delaware corporation


                             By:   /s/ Richard S. McPherson
                                   ---------------------------------------------
                                   Name:  Richard S. McPherson
                                   Title: Vice President


                             SUBTENANT

                             SEGUE SOFTWARE, INC., a Delaware corporation


                             By:   /s/ Douglas Zaccaro
                                   ---------------------------------------------
                                   Name:  Douglas Zaccaro
                                   Title: Chief Financial Officer

                                    EXHIBIT A
                           PLAN OF SUBLEASED PREMISES

[GRAPHIC]

                       SPRING STREET
                       Boston Properties 8 Arlington Street Boston MA 02116 Byans Heistges Architects 122 Hudson St New York NY 10033

[GRAPHIC]

                       201 SPRING STREET
                       Boston Properties 8 Arlington Street Boston MA 02116 Byans Heistges Architects 122 Hudson St New York NY 10033

                                                       January 22, 2003

VIA OVERNIGHT COURIER

Comcast MO of Delaware, Inc.
1500 Market Street
Philadelphia, Pennsylvania 19102-2148

Segue Software, Inc.
201 Spring Street
Lexington, Massachusetts 02420

       RE:   201 SPRING STREET, LEXINGTON, MASSACHUSETTS

Ladies and Gentlemen:

       Reference is made to (i) that certain lease dated May 19, 1997 (the "Lease") by and between the Trustee of 191 Spring Street Trust ("Landlord") and Comcast MO of Delaware, Inc. (formerly known as MediaOne of Delaware, Inc., "Tenant") with respect to certain premises at the above-referenced property,
(ii) that certain sublease dated as of March 31, 1998 (as amended by a First Amendment to Sublease dated July 15, 1998, a Second Amendment to Sublease dated as of June 27, 2000, a Third Amendment to Sublease dated as of February 28, 2001 and the Fourth Amendment to Sublease described below, the "Sublease") by and between Tenant and Segue Software, Inc. ("Subtenant"), (iii) that certain Consent Agreement dated September 14, 1998 (as affected by that certain letter agreement dated June 22, 2000, the "Consent Agreement") by and among Landlord, Tenant and Subtenant with respect to the Sublease and (iv) that certain Segue/Ab Initio Agreement dated as of November 15, 2002 (the "Segue/Ab Initio Agreement") by and between Subtenant and Ab Initio Software Corporation ("Ab Initio"). All capitalized terms used herein and not otherwise defined herein shall be used with the meanings as set forth in the Consent Agreement.

       Tenant and Subtenant have requested that Landlord consent to the Segue/Ab Initio Agreement and to that certain Fourth Amendment to Sublease Agreement dated as of November 15, 2002 (the "Fourth Amendment") by and between Tenant and Subtenant, true and correct copies of which are attached hereto as Exhbit A. Pursuant to the terms of the Consent Agreement, Landlord's Consent is required for any amendments to the Sublease. This letter is to provide such consent on behalf of Landlord, subject to the following terms and conditions:

       (i) Landlord shall be under no obligation to approve any of the transactions contemplated by Section 3 of the Segue/Ab Initio Agreement.

       (ii) Promptly after the execution hereof, Subtenant shall, at its sole cost and expense, remove any signage installed by Subtenant on the exterior facade of the Building and any directional signage installed by Subtenant elsewhere on the Property and restore any damage caused to the Building or the Property by such removal. Upon the removal by Subtenant of its signage in accordance herewith, Section 20 of the Consent Agreement shall be deleted in its entirety and shall be null and void and of no further force and effect and Subtenant shall have no further rights to the signage described therein. Subtenant hereby agrees to indemnify and hold Tenant harmless from and against any and all costs, losses, expenses and payments of every nature whatsoever associated with Subtenant's obligations under this Section (ii).

       Except as otherwise expressly provided to the contrary above, it is understood and agreed that (x) this letter agreement is not intended to modify, alter or waive any of the provisions of the Consent Agreement and (y) for the purposes of the Consent Agreement, the term "Sublease" shall be deemed to refer to the Sublease as amended by the Fourth Amendment and the Segue/Ab Initio Agreement.

       Kindly acknowledge your agreement with and acceptance of the foregoing by countersigning a copy of this letter in the space provided below and returning such countersigned copy to me at your earliest convenience (this letter agreement being executable in several counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement).


                                         Very truly yours,

                                         /s/ James C. Rosenfeld
                                         ---------------------------------------
                                         James C. Rosenfeld, for the Trustee of
                                         191 Spring Street Trust pursuant to
                                         written delegation but not individually


                       (signatures continued on next page)

Agreed to and accepted:

COMCAST MO OF DELAWARE, INC.


By:  [ILLEGIBLE]
    -------------------------------------
Name:   [ILLEGIBLE]
      -----------------------------------
Title:  [ILLEGIBLE]
       ----------------------------------
Date:   [ILLEGIBLE]
      -----------------------------------

SEGUE SOFTWARE, INC.


By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------

Agreed to and accepted:

COMCAST MO OF DELAWARE, INC.


By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------

SEGUE SOFTWARE, INC.


By:      /s/ Douglas Zaccaro
   -------------------------------------
Name:    DOUGLAS ZACCARO
     -----------------------------------
Title:   CFO
      ----------------------------------
Date:    JAN. 22, 2003
     -----------------------------------

                                        3